SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
  Amendment 2

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2007

SOLVIS GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30443	33-0198595
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

701 N. Green Valley Pkwy, Ste 200 Henderson, NV 89074
(Address of principal executive offices)
(702) 564 7979
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Change in Registrant’s Certifying Accountant.

Change of Principal Accountants

On March 19, 2007, Solvis Group Inc., informed Weinberg & Company P.A., a Professional Corporation, (the “Former Accountants”) that they were dismissed and that Solvis had retained new principal accountants to perform their September 2004, 2005 and 2006 effective March 19, 2007.

We are required to file this Form 8-K as notification that Pohl, McNabola, Berg & Co., LLP succeeds Weinberg & Company P.A. as our independent registered auditor. Weinberg & Company P.A. were dismissed on March 19, 2007.

The reports of Weinberg & Company P.A. on our financial statement for the last two fiscal years audited, which were for the years 09/30/2002 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles. They were modified as to a going concern. The Fiscal Year 2003 was modified as follows:

Fiscal Year 2003 going concern modification:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s working capital deficit of $2,348,462, stockholders’ deficit of $2,447,609 as of September 30, 2003, and net loss of $144,257 for the year ended September 30, 2003 raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

Solvis Group, Inc. is delinquent with its filings and is in the process of catching up. For the last two periods audited by Weinberg & Company P.A. or any subsequent interim period through the date of dismissal, there were no disagreements whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. A copy of Weinberg & Company P.A.’s letter required by Item 304(a)(3) of Regulation S-B is filed as Exhibit 16 to this Form 8-K

After the Company terminated Weinberg & Company P.A., the Company engaged Pohl, McNabola, Berg & Co., LLP of San Francisco, California (the "New Accountants") as the principal accountants to audit the Company’s financial statements. Prior to formally engaging the New Accountants, the Audit Committee of the Company’s Board of Directors approved said action with respect to the New Accountants. The Company’s Board of Directors passed a resolution retaining the new principal accountants on March 16, 2007. The registrant is disclosing this information as required by Item 304(a)(2) of Regulation S-B, as applicable 17 CFR 228.304(a)(2).

During the Company’s two most recent fiscal years and through March 19, 2007, neither the Company, nor anyone on its behalf, consulted with Pohl, McNabola, Berg & Co., LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv)(B) of Regulation S-B).

We have notified the members of our Audit Committee of the facts set forth in this report on Form 8-K, including the appointment of Pohl, McNabola, Berg & Co., LLP as our independent registered auditor and no member has disapproved of this appointment.

The company acknowledges that:
•	the company is responsible for the adequacy and accuracy of the disclosure in the filing;

•	staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

•	the company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Item 9.01       Financial Statements and Exhibits.

(c). Exhibits

16.1	Letter from Weinberg & Company P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 11, 2007

Solvis Group, Inc.

By: /s/ Eric Gaer _______________________ Eric Gaer Chief Executive Officer